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Exhibit 99.4

PARENT AFFILIATE AGREEMENT

    THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of May  , 2001, between TIMBER, INC., a Delaware corporation ("Parent"), SEQUOIA, INC., a Florida corporation ("Company"), and the undersigned affiliate ("Affiliate") of Parent.

RECITALS

    A.  Company, Parent and Timber Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") and Company and Merger Sub have filed or will file Articles of Merger with the Secretary of State of the State of Florida in accordance with Florida law, which agreements (collectively, the "Merger Agreements") provide for the merger (the "Merger") of Merger Sub with and into Company. Pursuant to the Merger, all outstanding capital stock of Company will be converted into the common stock, $0.001 par value, of Parent (the "Parent Stock").

    B.  Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of Parent Stock as is indicated on the final page of this Agreement.

    C.  Affiliate understands that, since the Merger will be accounted for using the "pooling of interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of Parent, as such term is defined for purposes of (i) paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the Commission, although nothing contained herein should be construed as an admission of such fact, the Parent Stock beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

    NOW THEREFORE, the parties agree as follows:

    1.  Agreement to Retain Shares.  An Affiliate shall be deemed to have effected a "Transfer" of a security if it directly or indirectly: (i) sells, makes any short sales of, lends, hypothecates, pledges, encumbers, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, making any short sale of, lending of, pledge of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    Affiliate agrees not to Transfer or direct or cause the Transfer, or reduce Affiliate's risk relative to, any shares of common stock, par value $.0005 of Company (the "Company Stock") (except for the conversion of Company Stock into Parent Stock in the Merger) or Parent Stock held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or after acquired, within the 30 days prior to the Effective Time (as defined in the Reorganization Agreement).

    Affiliate further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any Parent Stock held by Affiliate or on Affiliate's behalf or received by Affiliate or on Affiliate's behalf in or as a result of the Merger or otherwise, until after the date Parent shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of Parent and

Company for a period of at least 30 days of combined operations of Parent and Company following the Effective Time.

    2.  Termination.  This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

    3.  Miscellaneous.

      (a)  Counterparts.  This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      (b)  Binding Agreement.  This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Parent Stock or Company Stock as collateral.

      (c)  Waiver.  No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

      (d)  Governing Law.  This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

      (e)  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      (f)  Third Party Reliance.  Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

TIMBER, INC.	AFFILIATE
By:	By:
Title:	Affiliate's Address for Notice:
SEQUOIA, INC.
By:
Title:
Shares beneficially owned:
shares of Parent Common Stock
shares of Company Common Stock

[Signature Page to Parent Affiliate Agreement]

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PARENT AFFILIATE AGREEMENT
RECITALS
[Signature Page to Parent Affiliate Agreement]